UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 15, 2021
FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2021 Executive Incentive Plan

On April 15, 2021, the Federal Home Loan Bank of Boston’s (the “Bank’s”) board of directors (the “Board”) adopted a 2021 Executive Incentive Plan (the “EIP”), an incentive compensation plan for certain Bank officers, which is effective for fiscal year 2021. The Bank's principal executive officer, principal financial officer, and other named executive officers are participants in the EIP.

Named Executive Officers' Incentive Goals

As EIP participants, each named executive officer has an incentive award opportunity calculated at the conclusion of 2021 using weighted performance goals and based on the Bank’s results as of December 31, 2021.

The following table sets forth the goals and related weighting for each of the named executive officers and certain other executive officers. These goals and related weightings are also applicable to certain other executive officers, excluding executive officers in enterprise risk management.

Goal	Weight	Threshold	Target	Excess
Pre-assessment Core Return on Capital Stock(1), subject to risk limits(2)	30%	3.93%, as adjusted for interest rates(3)	4.37%, as adjusted for interest rates(3)	5.25%, as adjusted for interest rates(3)
Insurance Member Advances Outstanding	10%	$4.25 billion	$4.40 billion	$4.55 billion
Insurance Membership	10%	3 new members	4 new members	6 new members
Core Mission Goal	20%	CMA Ratio(4) = 65.87%	CMA Ratio(4) = 70.87%	CMA Ratio(4) = 75.87%
Voluntary Subsidy Programs	10%	Disburse $4.0 million in subsidy by December 31, 2021.	Disburse $4.5 million in subsidy by December 31, 2021.	Disburse $5.0 million in subsidy by December 31, 2021.
Operational Efficiency	20%	2021 Core Operating Expenses(5) do not exceed the 2021 operating expense budget approved by the Board.	2021 Core Operating Expenses(5) do not exceed 97.0% of the 2021 operating expense budget approved by the Board.	2021 Core Operating Expenses(5) do not exceed 93.0% of the 2021 operating expense budget approved by the Board.
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(1) “Pre-assessment Core Return on Capital Stock” means A divided by B. “A” is Pre-assessment Core Net Income, which is net income reported in accordance with accounting principles generally accepted in the United States of America adjusted to defer the timing of recognition of current and historical asset prepayment fees net of gains or losses from the unwinding of hedges, as well as current and historical debt retirement costs net of gains or losses from the unwinding of hedges, over the original remaining lives of the prepaid assets or retired debt, respectively; and further adjusted to exclude net fair value adjustments attributable to derivatives and hedging activities, net fair value adjustments attributable to trading securities not reflective of the imputed amortization of purchase premiums or discounts on trading securities, required and voluntary assessments in connection with the Bank's Affordable Housing Program, subsidy amounts expensed through the Helping to House New England and Jobs for New England initiatives, income arising from Bank litigation based on certain of its investment securities, and interest expense on mandatorily redeemable capital stock. “B” is the average daily balance of outstanding capital stock, including mandatorily redeemable capital stock.
(2) Achievement of the goal is subject to compliance with the Bank's market value of equity to par stock ratio and internal unfloored duration of equity limits for at least 10 of the 12 months of the year. If this requirement is not met, the Board may use its discretion to reduce or eliminate payouts for this goal.
(3) Each of the performance levels will be adjusted up or down by 1.2 basis points for every basis point by which the average daily federal funds rate is greater or less than the 0.06 percent rate assumed for 2021 in an internal Bank forecast.
(4)    Core Mission Goal. The CMA, or Core Mission Asset, Ratio is: (i) the average annual par amount of the sum of advances and Mortgage Partnership Finance® loans owned by the Bank, divided by (ii) the result obtained by subtracting the average annual amount of U.S. Treasury securities classified as trading securities or available-for-sale securities from the average annual par amount of consolidated obligation debt owed by the Bank. The average annual par amount is measured as the par amount outstanding on each calendar day of 2021 divided by the number of calendar days in the year.
(5) “Core Operating Expenses” are defined as normal expenses associated with enabling the Bank to conduct business operations, but excluding significant discretionary expenses approved by the Board in an amount not to exceed judgment or settlement income associated with the Bank’s ongoing private-label mortgage-backed securities litigation, provided that the expenses and income are incurred in the plan year(s). The board of directors establishes an operating expense budget for each calendar year and may amend the budget as needed at their sole discretion.

Executive officers in enterprise risk management also have Voluntary Subsidy Programs and Operational Efficiency goals at the same weighting for each goal as do named executive officers and certain other executive officers. In addition, executive officers in enterprise risk management have the same Pre-assessment Core Return on Capital Stock goal as certain other executive officers, but at a lower weighting of 25 percent, and also have goals to complete certain Bank-wide enterprise risk management initiatives at a weighting of 25 percent and to remediate matters requiring attention and recommendations arising from the Bank’s 2020 regulatory examination at a weighting of 20 percent.

Named Executive Officers' Incentive Award Opportunities under the EIP

Named executive officers are assigned an incentive award opportunity expressed in the following table as a percentage of the participant's 2021 base salary at December 31, 2021.

	Incentive Opportunity as a Percent of Base Salary(1)
	Threshold	Target	Excess
President	50.00%	75.00%	100.00%
All Other Named Executive Officers	30.00%	50.00%	70.00%
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(1)     Maximum incentive payable in March of any year equals 100% of the plan year base salary.

Each EIP participant's goal achievement and resulting individual award will be determined based on results as of December 31, 2021. Named executive officers will be eligible to receive fifty (50) percent of such award in a cash payment between March 1 and March 15, 2022. The remaining portion will be treated as a deferred award payable after year-end 2023.

Initial awards based on the goals are subject to:

•the requirement that the participant be in employment with the Bank on the initial award payment date in March 2022, although participants that terminate employment by reason of death or disability or who are eligible to retire prior to that date may receive a pro-rata payment of the award in certain instances as detailed in the EIP; and
•Board approval and non-objection of the Federal Housing Finance Agency, the Bank’s principal regulator (the “FHFA”), if required.

Deferred Award Payable after Year-end 2023
The deferred award is equal to the deferred portion of the 2021 award multiplied by (1 + the cumulative three-year Pre-assessment Core Return on Capital Stock as measured between January 1, 2021 and December 31, 2023). The Pre-assessment Core Return on Capital Stock will be measured as the total Pre-assessment Core Net Income earned between January 1, 2021 and December 31, 2023 divided by the daily average capital stock, including mandatorily redeemable capital stock, outstanding between January 1, 2021 and December 31, 2023.

The receipt of the deferred award is subject to:

•the requirement that the participant be in employment with the Bank on the deferred award payment date in March 2024, although participants that terminate employment by reason of death or disability or who are eligible to retire prior to that date may receive payment of the award in certain instances as detailed in the EIP; and
•Board approval and review and non-objection by the FHFA (to the extent required by the     FHFA).

Additionally, at the discretion of the Board, deferred awards may be reduced (but not to a number that is less than zero) for all EIP participants or for an individual participant, as applicable, if, during calendar years 2022 and/or 2023, any of the following occurs such that if it had occurred prior to the year-end 2021 calculations, it would have negatively impacted the goal results and reduced the associated payout calculation:

•operational errors or omissions resulting in material revisions to the 2021 financial results, information submitted to the FHFA supporting the goal results or payout calculation, or other data used to determine the combined award at year-end 2021;
•submission of significant information to the Securities and Exchange Commission, Office of Finance (the Bank’s agent for the issuing and servicing of debt), and/or FHFA materially beyond any deadline or applicable grace period, other than late submissions that are caused by Acts of God or other events beyond the reasonable control of the participants; or
•failure by the Bank to make sufficient progress, as determined by the FHFA, in the timely remediation of examination and other supervisory findings relevant to the goal results or payout calculation.

EIP Administration

The EIP is administered by the Board’s Human Resources and Compensation Committee (the “Compensation Committee”), which has full power and binding authority to construe, interpret, and administer the EIP, and to adjust it for extraordinary circumstances. The Compensation Committee has the right at any time to amend, suspend, or terminate the EIP in whole or in part, for any reason, and without the consent of any EIP participant but will not do so without re-submission to the FHFA. Participants must receive a performance rating of “meets expectations” or better for fiscal year 2021 in order to be eligible to receive an EIP payout. Subject to certain limited exceptions in the case of termination of employment by reason of death or disability or in certain instances of retirement, an EIP participant whose employment terminates before the applicable award payment date will not be entitled to any award, except as otherwise determined by the Bank's president/chief executive officer, with the concurrence of the Compensation Committee, in its sole discretion and subject to the review of the FHFA, if required.

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The foregoing description of the EIP is qualified in its entirety by reference to a copy of the EIP included herein as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d)    Exhibit Numbers:

10.1	2021 Executive Incentive Plan+
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the inline XBRL document

+ Portions of this exhibit have been omitted.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 21, 2020	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President and Chief Financial Officer